Exhibit 99.1

FTAC Emerald Acquisition Corp. Announces Change of Ticker Symbol of Its Common Stock Commencing December 18, 2024

As Part of a Procedural Measure due to a Timing Requirement from Nasdaq, Trading is Expected to Temporarily Transition to OTC Markets and, Upon Consummation of the Business Combination, will Relist on Nasdaq

NEW YORK – December 16, 2024 – FTAC Emerald Acquisition Corp. (NASDAQ: FLD) (“FTAC Emerald”), a publicly-traded special purpose acquisition company, today announced that it will change its ticker symbol for its Common Stock. Beginning on December 18, 2024, FTAC Emerald’s Common Stock will begin trading under the new ticker symbol FLDD. FTAC Emerald’s Units and Warrants will continue to trade under the symbols FLDDU, and FLDDW, respectively.

As anticipated as a procedural measure due to a timing requirement by Nasdaq, FTAC Emerald’s common stock, units, and warrants are expected to transition from Nasdaq to OTC Markets. The new ticker symbol will ensure uninterrupted market activity for shareholders. FTAC Emerald’s ongoing business combination agreement with Fold, a pioneering bitcoin financial services company, will be unaffected by the transition of trading venue.

Bracebridge (Brace) Young, Jr., President and CEO of FTAC Emerald, commented, “FTAC Emerald and Fold remain committed to our business combination. This transition of trading to the OTC Market is a procedural measure that was anticipated, and we expect Fold to trade on the Nasdaq once again at the close of the transaction.”

Will Reeves, CEO of Fold, said, “This transaction continues to represent a significant step forward in fulfilling Fold’s mission to expand access to premium bitcoin financial services and empower individuals to achieve their dreams. The response to our proposed go-public transaction from both shareholders and customers has been overwhelmingly positive and we look forward to completing the business combination and trading on Nasdaq early in 2025.”

The business combination, which has been unanimously approved by the boards of directors of both FTAC Emerald and Fold, is expected to close in the first quarter of 2025, subject to regulatory approvals, approval of the proposed transaction by the stockholders of FTAC Emerald, and the satisfaction or waiver of other customary closing conditions, including a registration statement on Form S-4 being declared effective by the Securities and Exchange Commission (the “SEC”).

On July 24, 2024, FTAC Emerald and Fold, Inc. (“Fold”), a pioneering bitcoin financial services company, announced that it entered into a business combination agreement that is expected to result in the combined company being listed on the Nasdaq. The transaction continues to be expected to close in the first quarter of 2025.

About Fold

Founded in 2019, Fold is a leading bitcoin financial services company dedicated to expanding access to bitcoin investment opportunities through premium financial products. By integrating bitcoin into everyday financial services, Fold aims to make the American Dream available to more people. For more information, visit https://foldapp.com/investors.

About FTAC Emerald Acquisition Corp.

FTAC Emerald is a special purpose acquisition company sponsored by Cohen Circle and formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses with a core commitment to providing social, financial, and/or environmental value.

Important Information About the Proposed Business Combination and Where to Find It

This document relates to a proposed transaction between Fold and FTAC Emerald. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The parties have filed a registration statement on Form S-4 with the SEC, which includes a document that serves as a prospectus and proxy statement of FTAC Emerald, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all FTAC Emerald stockholders. FTAC Emerald also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of FTAC Emerald are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by FTAC Emerald through the website maintained by the SEC at www.sec.gov. Alternatively, these documents, when available, can be obtained free of charge by directing a request to: FTAC Emerald Acquisition Corp., 2929 Arch Street, Suite 1703, Philadelphia, PA 19104.

Participants in the Solicitation

Fold and FTAC Emerald and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from FTAC Emerald’s stockholders in connection with the proposed transaction. A list of the names of the directors and executive officers of FTAC Emerald and information regarding their interests in the business combination will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

Forward-Looking Statements

The information in this document includes “forward-looking statements” within the meaning of the federal securities laws with respect to the proposed transaction between Fold and FTAC Emerald. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts regarding Fold’s business, net proceeds from the proposed transaction, potential benefits of the proposed transaction and the potential success of Fold’s market and growth strategies, and expectations related to the terms and timing of the proposed transaction. These statements are based on various assumptions and on the current expectations of FTAC Emerald and Fold’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of FTAC Emerald and Fold. These forward-looking statements are subject to a number of risks and uncertainties, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the risk that the proposed transaction may not be completed by FTAC Emerald ’s business combination deadline and the potential failure to obtain an extension of the business combination deadline; (iii) the failure to satisfy the conditions to the consummation of the proposed transaction, including the approval of the proposed transaction by the stockholders of FTAC Emerald and the receipt of certain governmental and regulatory approvals; (iv) the failure to realize the anticipated benefits of the proposed transaction; (v) the effect of the announcement or pendency of the proposed transaction on Fold’s business relationships, performance, and business generally; (vi) the outcome of any legal proceedings that may be instituted against FTAC Emerald or Fold related to the business combination agreement or the proposed transaction; (vii) the ability to maintain the listing of FTAC Emerald’s securities on the NASDAQ; (viii) the ability to address the market opportunity for Fold’s products and services; (ix) the risk that the proposed transaction may not generate the expected net proceeds for the combined company; (x) the ability to implement business plans and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; (xii) the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive industry in which Fold operates; and (xiii) those factors discussed in FTAC Emerald’s filings with the SEC under the headings “Risk Factors,” and other documents of FTAC Emerald filed, or to be filed, with the SEC. If any of these risks materialize or Fold’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither FTAC Emerald nor Fold presently know or that FTAC Emerald and Fold currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect FTAC Emerald’s and Fold’s expectations, plans or forecasts of future events and views as of the date of this document. While FTAC Emerald and Fold may elect to update these forward-looking statements at some point in the future, each specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing FTAC Emerald’s and Fold’s assessments as of any date subsequent to the date of this document. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor and Media Contacts

Fold: Fold@icrinc.com

FTAC Emerald: info@cohencircle.com

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